                                                                  EXHIBIT (J)(2)

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial
Highlights" in the Prospectuses and "Custodian and Auditors" in the Statement of
Additional Information and to the incorporation by reference of our report dated
October 31, 2003 in the Registration Statement (Form N-1A) and related
Prospectuses and Statement of Additional Information of First American
Investment Funds, Inc., filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 67 under the Securities Act of 1933
(Registration No. 33-16905) and Amendment No. 67 under the Investment Company
Act of 1940 (Registration No. 811-5309).

                                                             /s/Ernst & Young LLP

Minneapolis, Minnesota
January 27, 2004